Exhibit 10.3

(English Translation)

Sale & Purchase Contract

Contract No:

Place of execution : Shenzhen

Buyer (Party A): MenQ Technology Limited
Address: 13 BC Jinrun Plaza, Shenzhen Road, Futian District, Shenzhen
Legal Representative: Chen Ruo Fei

Provider (Party B): Avnet Sunrise Limited
Address: 10/F, Block A, Electronic & Technology Building, middle Shennan Road, Shenzhen City
Legal Representative:

Party A and Party B, in fully friendly negotiation, entered into this contract, dated as of September 23, 2009 ("effective date") that Party A would purchase Microsoft’s WINCE Core 5.0/6.0 Runtime License from Party B, for establishment of long-term partnership and assurance of timely scale-delivery and quality of products, subjected to Contract Law of People’s Republic of China and related rules and regulations.

1.

Name, Specification, Performance, Place of Production, Quantity, Unit Price

Name	Specification	Brand	Quantity	Unit Price	Tax Rate (%)	Price before Tax
WINCE Core	884-00304	Microsoft	900,000	(Omitted	0	(Omitted and
5.0/6.0 Runtime	ZH-00019		sheets	and Filed		Filed Separately
License				Separately		with the SEC)
with the
SEC)
Total Amount: (Omitted and Filed Separately with the SEC)

The products described above shall be CNR products and shall not be revocable, and returned. The delivery date of such products shall not be changed.

2.

Price

2.1

The price described above shall be effective from 11/01/2009 to 10/30/2010.

2.2

The price described above shall be discounted price offered by Party B on the basis of Microsoft global price system, provided that Party A should purchase 900,000 sheets of products described above ("Product") within a natural year. Both parties agreed that Party A should pick up all products described above prior to October 31, 2010, subjected to this contract; Otherwise, Party B shall have right to issue invoice to Party A regarding the rest of products which shall be deemed that Party A would have purchased products in such quantities. Party A shall immediately accept delivery of this product in such quantities and pay for them, subjected to this contract.

2.3

Price described above shall include the package fee and delivery fee.

3.

Delivery

3.1

Party B shall deliver products described above in installments to Party A within one year, subjected to Party A’s delivery notice (in the form of order sealed by both parties, the order shall be in accordance with this contract)agreed by Party B.

3.2

Delivery Period

Party B shall deliver the goods later on thirty business days as of the date of receipt of Party A’s delivery notice unless both parties negotiated extra. The delivery date accepted by Party B shall be anticipated. In the event of delay of delivery, both parties shall settle such matter in friendly negotiation manner. Party A shall not revoke to deliver other products in the event of delay delivery of some parts of products listed in delivery notice.

3.3

Place of Delivery

Party B shall deliver goods to MenQ International unless both parties negotiated extra.

4.

Risk

Damage, ruin or vanish of such products etc risk shall be borne by Party B prior to delivery of such to Party A. Contrarily, the risk aforesaid shall be borne by Party A.

5.

Products’ check and acceptance

5.1

Party B shall deliver products to the place described above and Party A shall accept the delivery and do primary check against products. The primary check shall include appearance, specification, quantity, size of products whether all of such items shall be in accordance with this contract. If not, Party A shall notify on the receipt of signature. Party A shall check and accept the products at the date of signed receipt of delivery. The standard of check and acceptance shall be instructed by Microsoft.

5.2

Party A shall bring up this issue to Party B within two business days as of the date of check and acceptance in the event of demur of quantity, quality and performance of such products. Party B shall reply and settle the issue by Party A within seven business days upon receipt of Party A’s demur.

5.3

Party B ensure that the products shall be subjected to standards of Microsoft original factory.

6.

Payment Terms

Party B shall place order to original factory upon receipt of Party A’s order. Party B shall notify Party A to pay upon arrival of goods in Party B ‘s warehouse and arrange the delivery of goods in accordance with this contract upon receipt of Party A’s payment.

(Note: Both parties shall do such transaction at the price of (Omitted and Filed Separately with the SEC) per sheet during this period of this contract . In the event that the quantity of goods actually purchased by Party A is equal to or exceed 900 K sheets during this period of this contract, Party B shall return price difference (Total amount : (Omitted and Filed Separately with the SEC)) or goods whose value shall be equal to total price difference (180 K sheets = (Omitted and Filed Separately with the SEC)) to Party A in non-installment within one month upon expiration of this contract. In the event that Party A does not purchase quantity of goods stated in this contract, Party B shall not return price difference and goods in equal value.)

Party B shall be paid interest at the rate of 1.5 % per month regarding the days (from the deadline to date of actual payment) delay of payment of amounts stated in invoice and the reasonable attorney fee and other expenditure arose from this matter.

7.

After-sale Service

Party B shall actively assist Party A to solve the technology problems. In the event that Party B could not solve such problem, both parties agree that both of them shall assist original factory to solve such problem.

8.

The third party patent

Product includes software and other intellectual property, applicable third party’s rights such as patent, copyright and/ or user’s license criterion. Upon bilateral consents, except the approvals and authorization granted from Party B’s factory to Party A, any agreements in this contract can not be deemed as any transfer or approval of any copyrights that are related to licensed products.

9.

Limited promises from Party B

Party B shall transfer to Party A of all the guarantees and compensations provided by the original factory, including any transferable guarantees and compensations on invasion of related copyrights. Party B guarantees the products shall be in accordance to the standard book provided by original factory. Party B shall not guarantee on the marketability, goal-meeting ability and innovation. In the case that products are not in accordance to the standard book or any disputes arising from copyrights or other rights, Party B can assist Party A to coordinate with original factory. Party B shall not bear any responsibilities in such events.

10.

Amendments and transfers of contracts

10.1.

Both parties shall amend such contracts upon bilateral consents. Prior to the agreements on any amendments, this contract shall be valid. The amendment to such contract can only be made in written form and executed by the authorized representatives from Party A and B .

10.2.

In the case that either Party intents to transfer the stated rights and obligations to any third party, a written consent from the other party is required. It shall be deem as invalid transfer if the written approval from the other party is missing. The other Party could require the People’s court to justify that the transfer is not valid. Party B and its related companies shall bear the obligations stated in this contract. This contract is binding for the successor and transferees.

11.

Obligations

Under the largest extent approved by law, Party B shall not bear any obligations in the losses caused form indirect, special, random or continuous basis. Party A is not entitled to seek any ramification from Party B. Such losses include, loss on net profit or revenue, loss on data, not able to be used, heavy industrialization, expense on manufacturing, indemnity to reputation and loss on clients. For all the losses, Party A shall obtain remediation or compensation from Party A in the amount not exceeding disputable products’ price.

12.

Confidentialities

Party A shall bear the obligations to keep confidential on the related technical documents, information on Party B’s products related to this contract and copies of this contract. Without approval from Party B, Party A shall not transfer, copy, publish or through other methods to release such information to any third party.

Party A and B shall bear the obligation on confidentialities on any "Confidential Information" marked by the other party. Except the disclosure is necessary in performing this contract, either party shall not disclose any stated information to third party.

13.

Out of controlled scale by Party B

Party B shall not bear any obligation of the non delivery or late delivery of the valid orders due to the reasons out of Party B’s control. (for example, force majeure, action or non-action of Party A, human or natural caused disasters, epidemic diseases, short supply in materials, strikes, terrorist activities, transportation delay or no able to acquire labor or material from normal channels).

14.

control on importing & exporting

Certain products and related technologies and documents distributed by Party B are regulated by U.S. exporting control law, regulations and orders and exporting control laws and regulations of other countries. Party A shall not transfer any related technologies or documents directly or indirectly to any third party or country, which is prohibited or restricted by such exporting law or regulation. Party A agrees to obtain the necessary licenses or approvals on exporting or transfer.

15.

Applicable laws

This contract is under the adjustment of the law of People’s Republic of China. (excluding application on the "international goods sales Treaty" published by United Union).

16.

Settlement on disputes

Any dispute arising from the execution of this contract shall be settled via negotiation. In the case that the issue can not be settled via negotiation, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission ("IETA") for settlement. The settlement from IETA shall be final and are effective to both parties.

17.

Usage of products

The products shall be used in accordance to relevant regulations of original factory.

18.

Conditions on effectiveness & valid term

This contract shall be made on two copies, each party keep on and shall be effective from the effective date described above. (This is not in a written form below, only the stamps from both parties).

19.

Others

In the case that the suggestions and statements are provided free, then such statements or suggestions are the convenience provided by Party B to Party A. Party B shall not bear any responsibility on the content and usage of such statement or suggestion.

In the case that Party B is not objective to any documents, delivery or behavior provided or performed by Party A, Party B shall not be deemed as abandon to any term stated in this agreement.

Any non-exercisable term stated in this contract shall not affect the execution on other terms.

Party A and B shall perform under the laws and regulations accordingly.

Entireness of such contract; This contract includes all the understandings of stated contents from Party A and B and shall replace all the related contracts previously entered. Amendments to this contract shall be conducted in writing and shall be executed by the representatives by both parties.

Notification; Any notification under such contract shall be delivered through registered letters or verified delivery companies and shall present receipt or, through recognized 24-hour post delivery to delivery to the above stated addresses. The receipts shall be the executing individuals below.

Party A: MENQ TECHNOLOGY LIMITED
Address: 13 BC, JINRUN PLAZA, SHENNAN ROAD
Contact:
Phone:
Fax:
Authorized signature:
Date:

Party B: AVNET SUNRISE LIMITED
Address: 10/F, Block A, Electronic & Technology Building, middle Shennan Road, Shenzhen city Contact:
Phone:
Fax:
Authorized signature:
Date: